                                                               EXHIBIT (m)(3)(a)

                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12B-1

                               FOR CLASS C SHARES

                                   SCHEDULE A



                   (Amended and Restated as of June 28, 2005)


FUND                                                 DISTRIBUTION FEE
----                                                 ----------------

Capital Appreciation Fund                                 .75%


Common Stock Fund                                         .75%


Convertible Fund                                          .75%


Diversified Income Fund                                   .75%


Global High Income Fund                                   .75%


Government Fund                                           .75%


High Yield Corporate Bond Fund                            .75%


International Equity Fund                                 .75%


Large Cap Growth Fund                                     .75%


MAP Fund                                                  .75%


Mid Cap Growth Fund                                       .75%


Mid Cap Value Fund                                        .75%


Small Cap Growth Fund                                     .75%


Small Cap Value Fund                                      .75%


Tax Free Bond Fund                                        .25%


Total Return Fund                                         .75%


Value Fund                                                .75%